UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2006 (January 27, 2006)

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.    Entry Into a Material Definitive Agreement

On January 27, 2005 Fortune Brands, Inc. (“Fortune Brands”) entered into an agreement (“Agreement”) to supplement a July 24, 2005 Amended and Restated Framework Agreement (“Restated Framework Agreement”) between Fortune Brands and Pernod Ricard S.A. The Agreement makes purchase price adjustments to the acquisitions contemplated by the Agreement with two principal adjustments: a payment to Pernod Ricard (199 million British pounds) primarily because the companies have determined that the brands acquired by Fortune Brands have higher actual historical earnings than anticipated prior to due diligence; and a payment to Fortune Brands (approximately 82 million British pounds) due to working capital adjustments. The resulting net payment by Fortune Brands of approximately 177 million British pounds (207 million US dollars) will bring Fortune Brands’ total cost for the acquisition to approximately 5.2 billion US dollars.

The Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On January 27, 2005 Fortune Brands, Inc. (“Fortune Brands”) substantially completed certain of the acquisitions contemplated by the Amended and Restated Framework Agreement (the “Restated Framework Agreement”) between Fortune Brands and Pernod Ricard S.A. (“Pernod Ricard”). Reference is made to the Fortune Brands’ Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 2, 2005, April 27, 2005 and July 28, 2005 for a summary description of the material terms of the Restated Framework Agreement.

Fortune Brands acquired more than 25 spirits and wine brands, related production facilities and distribution operations in certain markets from Goal Acquisitions Limited (“Goal”). Goal is a Pernod Ricard subsidiary that acquired all of the shares of Allied Domecq PLC (“Allied”).

The brands acquired by Fortune Brands include Sauza tequila, Maker’s Mark bourbon, Canadian Club whisky, Courvoisier cognac, Laphroaig single malt Scotch and Clos du Bois wines. The company also acquired the former Allied Domecq distribution operations in the U.K., Spain and Germany, and for U.S. wines.

Fortune Brands also entered into an agreement on January 27, 2005 with Pernod Ricard to make purchase price adjustments for the acquisition (as described in Item 2.01 above). The company made two principal adjustments: a payment to Pernod Ricard (199 million British pounds) primarily because the companies have determined that the brands acquired by Fortune Brands have higher actual historical earnings than anticipated prior to due diligence; and a payment to Fortune Brands (approximately 82 million British pounds) due to working capital adjustments. The resulting net payment by Fortune Brands of approximately 177 million British pounds (207 million US dollars) will bring Fortune Brands’ total cost for the acquisition to approximately 5.2 billion US dollars.

The press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)

99.1    Agreement between Fortune Brands, Inc. and Pernod Ricard S.A. dated January 27, 2006.

99.2    Press Release of Fortune Brands, Inc. issued on January 31, 2006, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC. (Registrant)

By:	/s/ Mark A. Roche
	Name: Title:	Mark A. Roche Senior Vice President, General Counsel and Secretary

Date: February 2, 2006

Exhibit Index

Exhibit Number	Description

99.1	Agreement between Fortune Brands, Inc. and Pernod Ricard S.A. dated January 27, 2006.

99.2	Press Release of Fortune Brands, Inc. issued on January 31, 2006, filed herewith.